Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-220353) and Form S‑8 (No. 333-183465) of iStar Inc. of our report dated February 9, 2018 relating to the consolidated financial statements of Marina Palms, LLC and Subsidiaries, appearing in the Annual Report on Form 10-K of iStar Inc. for the year ended December 31, 2017.

/s/ Gerson, Preston, Klein, Lips, Eisenberg & Gelber, P.A.
Miami, Florida
February 26, 2018